99.15 Combined financial statements as of and for the year ended December 31, 1997 and report of independent certified public accountants for the Acquired Entities.


                            Nu Skin Acquired Entities

                   Combined Financial Statements And Report Of
                    Independent Certified Public Accountants

                                December 31, 1997










                                 C O N T E N T S


                                                                            Page

Report Of Independent Certified Public Accountants                            1

Combined Financial Statements
    Balance Sheet                                                             3
    Statement Of Earnings                                                     4
    Statement Of Shareholders' Deficit                                        5
    Statement Of Cash Flows                                                   6
    Notes To Combined Financial Statements                                    8

                              Report Of Independent
                          Certified Public Accountants


Boards of Directors
Nu Skin Acquired Entities


We have audited the accompanying combined balance sheet of Nu Skin Acquired Entities (collectively, the Entities) as of December 31, 1997, and the related combined statements of earnings, shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Entities' management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Nu Skin Acquired Entities as of December 31, 1997, and the combined results of their operations and their combined cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                          /S/ GRANT THORNTON LLP

Provo, Utah
April 1, 1998

                          Combined Financial Statements


                            Nu Skin Acquired Entities

                             Combined Balance Sheet
                        (in thousands, except share data)

                                December 31, 1997

                                     ASSETS
Current assets
   Cash and cash equivalents                                                        $   7,995
   Receivables
      Affiliated companies (Note H)                                  $  42,725
      Related parties (Note H)                                             607
      Other                                                              1,489         44,821
                                                                                    ---------
   Inventories, net (Note B)                                                           45,037
   Other current assets                                                                 1,478
                                                                                    ---------

         Total current assets                                                          99,331

Property and equipment, at cost (Note C)                                51,884
   Less accumulated depreciation and amortization                       35,622         16,262
                                                                                    ---------
Deferred tax asset (Note L)
                                                                                          174
Other assets (Note D)                                                                  11,228
                                                                                    =========

                                                                                    $ 126,995
                                                                                    =========

                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities
   Accounts payable                                                                 $  13,847
   Accrued liabilities (Note E)                                                         7,888
   Affiliated company payable (Notes G and H)                                           7,980
   Payable to NSAP (Note G)                                                             9,828
   Current maturities of long-term obligations to affiliates (Note K)                  19,457
                                                                                    ---------

         Total current liabilities                                                     59,000

Long-term obligations to shareholders,
  less current maturities (Note K )                                                   116,743

Commitments and contingencies (Notes F, J and K)                                           --

Shareholders' deficit (Notes G, J, K and M)
   Common stock $.001 to $8.265, par values                                287
   Capital in excess of par values                                          --
   Accumulated deficit                                                 (43,920)
   Unearned compensation                                                (5,457)
   Cumulative foreign translation adjustments                              342        (48,748)
                                                                                    ---------
                                                                                    $ 126,995
                                                                                    =========





    The accompanying notes are an integral part of this financial statement.

                            Nu Skin Acquired Entities

                         Combined Statement Of Earnings
                                 (in thousands)

                          Year ended December 31, 1997



Revenue (Note H)                                                      $ 308,920

Cost of products sold (Notes B and H)                                   138,516
                                                                      ---------

         Gross profit                                                   170,404

Distributor incentives (Note H)                                          16,078
Selling, general, and administrative expenses (Note H)                  109,738
                                                                      ---------

                                                                        125,816
                                                                      ---------

         Operating profit                                                44,588

Other expense, net                                                        1,753
                                                                      ---------

         Earnings before income taxes                                    42,835

Income tax benefit (Note L)                                                  (3)
                                                                      ---------

         Net Earnings                                                 $  42,838
                                                                      =========

Pro forma income taxes (Note L):
   Earnings before pro forma
     provision for income taxes                                       $  42,835
   Pro forma income taxes                                                15,829
                                                                      ---------

   Pro forma net earnings                                             $  27,006
                                                                      =========









    The accompanying notes are an integral part of this financial statement.

                            Nu Skin Acquired Entities

                   Combined Statement Of Shareholders' Deficit
                                 (in thousands)

                          Year ended December 31, 1997

                                                                            Retained
                                                                            earnings                      Cumulative
                                                            Capital in      (accum-        Unearned        foreign
                                                Par         excess of        lated          compen-      translation
                                               values       par values      deficit)        sation       adjustments       Total
                                             ----------     ----------     ----------     ----------     -----------     ----------
Balance at January 1, 1997                   $      287     $    2,308     $   47,757     $   (8,468)    $       (91)    $   41,793
Capital contribution by shareholders                  -         29,845              -              -               -         29,845
Net change in foreign currency
  translation adjustments                             -              -              -              -             433            433
Forfeiture of available-for-sale
  securities to employees (Note G)                    -              -              -            215               -            215
Amortization of securities
  granted to employees                                -              -              -          2,086               -          2,086
Amortization of distributor stock options             -              -              -            629               -            629
Adjustment to distributor stock
  options (Note G)                                    -              -              -             81               -             81
Dividends to shareholders
   Cash                                               -        (30,468)             -              -               -        (30,468)
   Notes to shareholders (Note K)                     -              -        (87,114)             -               -        (87,114)
   Investment in Nu Skin USA, Inc.                    -         (1,685)       (47,401)             -               -        (49,086)
Net earnings                                          -              -         42,838              -               -         42,838
                                             ----------     ----------     ----------     ----------     -----------     ----------
Balance at December 31, 1997                 $      287     $        -     $  (43,920)    $   (5,457)    $       342     $  (48,748)
                                             ==========     ==========     ==========     ==========     ===========     ==========




    The accompanying notes are an integral part of this financial statement.

                            Nu Skin Acquired Entities

                        Combined Statement Of Cash Flows
                                 (in thousands)

                          Year ended December 31, 1997


Increase (decrease) in cash and cash equivalents
   Cash flows from operating activities
      Net earnings                                                    $  42,838
      Adjustments to reconcile net earnings to net
         cash provided by operating activities
         Depreciation and amortization                  $   4,890
         Forfeiture of employee stock
           awards granted                                     215
         Gain on sale of property and equipment
                                                             (443)
         Amortized unearned compensation                    2,715
         Adjustment of distributor compensation
                                                               81
         Deferred taxes
                                                               (3)
         Changes in assets and liabilities
            Receivables                                    (4,319)
            Inventories, net                               (6,428)
            Other assets                                    7,004
            Accounts payable                                  516
            Accrued liabilities                             2,967
            Related party payable                         (43,222)
                                                        ---------
               Total adjustments                                        (36,027)
                                                                      ---------
               Net cash provided by
                 operating activities                                     6,811
                                                                      ---------
   Cash flows from investing activities
      Proceeds from sale of property
        and equipment                                         695
      Purchase of property and equipment                   (7,038)
                                                        ---------
               Net cash used in
                 investing activities                                    (6,343)
                                                                      ---------









                                   (Continued)

                            Nu Skin Acquired Entities

                                 (in thousands)

                          Year ended December 31, 1997



Cash flows from financing activities
   Capital contributions from shareholders                 29,845
   Cash dividends to shareholders                         (30,468)
                                                        ---------

         Net cash used in financing activities                             (623)
                                                                      ---------

Effect of exchange rate changes on cash                                     433
                                                                      ---------

Net increase in cash and cash equivalents                                   278

Cash and cash equivalents at beginning of year                            7,717
                                                                      =========

Cash and cash equivalents at end of year                              $   7,995
                                                                      =========

Supplemental disclosures of cash flow information
Cash paid during the year for
   Income taxes                                                       $     142

Noncash investing and financing activities

During 1997, certain of the Entities distributed their accumulated earnings to shareholders in the form of notes payable totaling $136,200. In addition, NSI's investment in Nu Skin USA, Inc. of $49,086 was contributed to the shareholders of NSI at December 31, 1997. Also during 1997, the Entities changed the estimated number of options reserved for distributors (Note G) resulting in a $2,716 reduction in the payable to Nu Skin Asia Pacific, Inc. (Note K).



    The accompanying notes are an integral part of this financial statement.

                            Nu Skin Acquired Entities

                     Notes To Combined Financial Statements

                                December 31, 1997




Note A - Summary Of Significant Accounting Policies

      A  summary  of  the  significant   accounting   policies  applied  in  the
      preparation of the accompanying financial statements follows. Dollar amounts in these notes to the combined financial statements are in thousands, except for per share and per option data.

      1.  Business activity

      Nu Skin International, Inc. (NSI) was incorporated in 1984, pursuant to the laws and regulations of the State of Utah. NSI is a global leader in the direct selling industry specializing in the development and distribution of personal care and nutrition products. NSI markets products to independent distributors throughout the United States and sells products to various Nu Skin affiliated entities operating in foreign jurisdictions. At December 31, 1997, NSI spun-off the assets relating to its sales to independent distributors in the United States into a related entity named Nu Skin USA, Inc. (NSUSA). The financial results of NSUSA and the results of operations relating to the assets within NSUSA are not included in the combined financial statements of the Nu Skin Acquired Entities (the Entities).

      The financial statements of the Entities consist of the combined statements of NSI (excluding the operations of NSUSA), Nu Skin Europe, Inc. (NSE) and its European affiliated entities, Nu Skin Personal Care Australia, Inc., Nu Skin New Zealand, Inc., Nu Skin Brazil, Inc., Nu Skin Argentina, Inc., Nu Skin Chile, Inc., Nu Skin Poland, Inc., Cedar Meadows, L.C. and Nu Skin International Management Group, Inc. Inasmuch as these entities are under common control and will be acquired by Nu Skin Asia Pacific, Inc. (NSAP), an affiliated entity, they have been reported herein on a combined basis. All significant intercompany accounts and transactions among the Entities have been eliminated.

      NSE markets products throughout Europe by selling products to or through the following European affiliated entities: Nu Skin U.K. Inc. (NSUK), Nu Skin Germany, Inc. (NSGR), Nu Skin France, Inc. (NSF), Nu Skin Netherlands, Inc. (NSNL), Nu Skin Italy, Inc. (NSIT), Nu Skin Spain, Inc.
      (NSSP) and Nu Skin Belgium, Inc. (NSB). Each of these companies are incorporated in their respective geographic areas and domesticated in the State of Delaware. These entities were organized from January to December of 1995.

      Nu Skin Personal Care Australia, Inc. (NSAU), and Nu Skin New Zealand, Inc. (NSNZ) are the affiliated companies servicing the product orders of the distributors in their respective geographic areas. NSAU and NSNZ were organized in January of 1993.

      Nu Skin International Management Group, Inc. (NSIMG), a Utah corporation, provides support services to the Entities and other affiliated companies. These services consist primarily of development, marketing, legal, accounting and other managerial services. NSIMG was organized in January of 1993.

      Nu Skin Brazil, Inc. (NSBR), Nu Skin Chile, Inc. (NSCH), Nu Skin Argentina, Inc. (NSAR), and Nu Skin Poland, Inc. (NSPL) are non-operating, start-up companies which will service the product orders of distributors in each of their respective geographic areas. NSBR, NSCH and NSPL are incorporated in their respective geographic areas and are domesticated in the State of Delaware. NSAR is a Utah corporation. NSBR, NSCH, NSAR and NSPL were organized in July of 1997, November of 1996, December of 1996, and September of 1997, respectively.

      Cedar Meadows L.C., a limited liability company, was organized in September of 1994, holds certain property and equipment which are rented to related parties.

      2.   Cash and cash equivalents

      Cash equivalents are short-term, highly liquid instruments with original maturities of 90 days or less.

      3.  Inventories

      Inventories consist of merchandise purchased for resale and are stated at the lower of cost or market using the first-in, first-out method.

      4.  Depreciation and amortization

      Depreciation is provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lesser of their economic lives or the lives of the respective leases. For financial reporting purposes, the straight-line method of depreciation is followed for all assets.

      5.  Other assets

      Video production and trademark costs are capitalized and amortized over their estimated useful lives ranging from 2 to 15 years.

      6.  Forward exchange contracts

      As part of its risk management activities, the Entities enter into forward exchange contracts to reduce the impact of foreign currency fluctuations on certain receivables transactions with foreign affiliates. The contracts are transacted in Japanese Yen. The Entities hold no other derivatives or similar instruments.

      Gain or loss on a forward contract, determined based on the difference between the spot rate at the balance sheet date and at the last valuation date, is recognized each period. The premium or discount on the forward exchange contract, calculated as the difference between the contract rate and the spot rate at the inception of the contract is amortized over the contract period. Net gains and losses on forward contracts entered into during 1997 approximate $1,467 (gain) and are included in operating activities in the Statement of Cash Flows as a component of Net Earnings. The Entities held forward exchange contracts at December 31, 1997 with notional amounts totaling approximately $8,160 which are due through March of 1998.

      7.  Revenue recognition

      NSI records sales to affiliates when product is shipped, or when license fees and royalties are earned. Royalties are based upon trademark rights owned by NSI and are earned as product is sold by affiliates. License fees are based upon NSI's rights to distributors and the worldwide distribution system, as utilized by affiliates, and are earned as distributors purchase product.

      The Entities which sell products to independent distributors generally receive the sales price of products in cash at the time orders are made by an independent distributor. Sales are generally recorded when the product is shipped. Payments received for unshipped products are recorded as deferred revenue.

      8.  Distributor incentives

      Distributor incentives are billable by NSI to the affiliated entities originating the commisionable sale at an agreed-upon rate of 42% of product sales. Distributor incentives in excess of 42% are absorbed by NSI. If total distributor incentives are less than 42%, NSI receives the benefit.

      9.  Income taxes

      Foreign entities are required to pay income taxes to the appropriate foreign governmental organizations on profits derived from sales in the respective countries. Accordingly, when the Entities have net earnings, a provision is provided to recognize such taxes.

      Pursuant to the foreign taxes described above, the foreign Entities utilize the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. An allowance against deferred tax assets is recorded when it is more likely than not that such tax benefits will not be realized.

      Income taxes on the earnings applicable to the United States are payable personally by the shareholders pursuant to an election under Subchapter S of the Internal Revenue Code. Pro forma income taxes are disclosed in Note L to present what income taxes would have been if all of the Entities would have been subject to income taxes.

      10. Product return policy

      The refund program of NSAU, NSNZ, and combined NSE generally provides that a distributor may return product and sales aids in excess of monthly consumption, re-order requirements. Returned items will be refunded at 90% of the sales price to the distributor, less respective commissions paid. Product returns are not significant for the year ended December 31, 1997.

      11. Foreign currency transactions

      Gains or losses from foreign currency transactions, such as those resulting from the settlement of payables to, or receivables from, foreign affiliates, are included in the combined statement of earnings. Also included in this amount are gains and losses from forward contract transactions. Included in other expense, net is $3,879 of foreign transaction losses.

      12. Fair value of financial instruments

      The fair value of financial instruments including, cash and cash equivalents, receivables, investments, accounts and commissions payable, accrued liabilities and long-term obligations approximate book values. The fair values of open letters of credit approximate their face values.

      13. Use of estimates

      In preparing the Entities' financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

      14. Recently issued accounting pronouncements not yet adopted

      Comprehensive income

      In September 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 130 (SFAS 130), "Reporting Comprehensive Income." SFAS 130 requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net earnings or loss for the current period and other comprehensive income, which consists of revenue, expenses, gains, and losses that bypass the statement of earnings and are reported directly in a separate component of equity. Other comprehensive income includes, for example, foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investment securities. SFAS 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. This statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

      Disclosure of segments

      Also in September 1997, the FASB issued Statement of Financial Accounting Standards No. 131 (SFAS 131), "Disclosures about Segments of an Enterprise and Related Information." This statement requires an entity to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Entities are required to report segment profit or loss, certain specific revenue and expense items and segment assets based on financial information used internally for evaluating performance and allocating resources. This statement is effective for fiscal years beginning after December 15, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

      Management does not believe that the adoption of SFAS 130 or 131 will have a material effect on the Entities combined financial statements.

Note B - Inventories

      Inventories, net of reserves, consist of the following (in thousands):

           Product inventory                            $ 39,473
           Sales aids inventory                            5,564
                                                        --------
                                                        $ 45,037
                                                        ========

      As of December 31, 1997, the Company had reserved for approximately $8,500 for inventory estimated as obsolete.


Note C - Property And Equipment

      Property and equipment, at cost, and estimated useful lives are as follows (dollar amounts in thousands):

                                               Years
                                              -------
        Furniture and equipment                 5-7     $ 50,005
        Leasehold improvements                  5-20       1,260
        Motor vehicles                           5           619
                                                        ========
                                                        $ 51,884
                                                        ========


Note D - Other Assets

      Other assets consist of the following (in thousands):

        Trademarks, net of accumulated amortization of $276        $  5,346
        9.5% long-term notes receivable from affiliates               3,193
        Video  production  costs,  net of  accumulated
           amortization of $1,517                                       424
        All other                                                     2,265
                                                                   --------
                                                                   $ 11,228
                                                                   ========

Note E - Accrued Liabilities

      Accrued liabilities consist of the following (in thousands):


        Wages, payroll taxes and vacation               $   3,453
        Contingent liabilities                              1,657
        All other                                           2,778
                                                        ---------
                                                        $   7,888
                                                        =========


Note F - Commitments And Contingencies

      1.  Litigation

      The Entities are involved in litigation and claims arising in the normal course of business. Management of the Entities do not expect the liability from these matters, if any, will have a significant impact on the financial condition of the Entities in excess of amounts accrued.

      2.  Leases

      The following is a schedule of future minimum annual rental payments, primarily due to related parties (Note H), for real property and equipment required under operating leases having initial or remaining non-cancelable lease terms in excess of one year which expire from 2000 to 2014 (in thousands):

           Year ending December 31,
              1998                                      $   5,001
              1999                                          4,357
              2000                                          3,456
              2001                                          2,644
              2002                                          2,583
              Thereafter                                   20,253
                                                        =========
                                                        $  38,294
                                                        =========

      Rent expense totaled $6,207 for the year ended December 31, 1997.

      3.  Self Insurance

      The Entities are generally self-insured for health care up to predetermined amounts above which third party insurance applies. Accruals are made based upon estimates of the aggregate liability for claims incurred based upon the Entities experience. Health care claims accrued at December 31, 1997 are not significant.

      4.  Line of credit

      The Entities have an unused, unsecured domestic line of credit in the amount of $2,500 at December 31, 1997 that expires in June of 1998. There are no compensating balance arrangements with the bank.

      5.  Letters of credit

      At December 31, 1997, the Entities had approximately $350 in open letters of credit. The letters expire in April and July of 1998.


Note G - Stock Based Incentives

      1. Distributor stock option plan

      In November of 1996 the operating entities, other than NSUK and NSIT, adopted the Nu Skin International, Inc., 1996 Distributor Stock Option Plan (the Plan). Pursuant to the Plan, the Entities were initially allocated approximately 638,000 options, each to purchase one share of NSAP Class A common stock for $5.75 per share. The estimated fair value of the options at December 31, 1996 approximated $13,140 ($20.59 per option). Of the options acquired by the Entities, approximately 600,000 options were assigned to the Entities' affiliates at fair value in exchange for notes receivable.

      The Plan allowed distributors who achieved certain performance criteria through August 31, 1997 to receive options. The options vested ratably from September 1, 1997 through December 31, 1997 and are exercisable through December 31, 2001.

      In accordance with the Plan, the number of options to be issued to each distributor was finalized as of August 31, 1997. The actual number of options allocated to the Entities at August 31, 1997 was approximately 517,000 with an estimated value of $9,828 ($19.00 per option). Of these options approximately 480,000 were assigned to the Entities' affiliates.

      The options were purchased in 1996 by the Entities in exchange for a $13,140 ten year note payable to NSAP. As discussed above, the number of distributor stock options to be issued to each distributor in each market was revised through August 31, 1997 and the note payable to NSAP was adjusted to $9,828 as of December 31, 1997. The note bears interest at 6% annually and payments begin in January of 1998. Principal on this note includes unpaid interest. Interest accrues on the principal and unpaid interest and approximated $684 as of December 31, 1997.

      2. Employee stock awards

      In November of 1996, the Entities acquired approximately 347,000 shares of NSAP Class A common stock in exchange for a $7,980 note from an affiliate to be distributed as employee stock awards. The awards were immediately granted to employees. During 1997, employees of the Entities forfeited approximately 9,400 shares ($215) which were transferred to NSUSA. Shares granted to employees vest over a four-year period. Compensation expense is recognized ratably over the vesting period and totaled approximately $2,086 during 1997.

Note H - Related Party Transactions

      In addition to the related party transactions discussed in Notes D, F, G and K, the Entities also entered into the following:

      1.  Sales, management, licensing, and royalty agreements

      NSI has entered into agreements with other of the Entities, NSAP, Nu Skin Canada, Inc. (NSC), Nu Skin Mexico, Inc. (NSM), Nu Skin Guatemala, Inc.
      (NSG), Nu Skin Puerto Rico (NSPR), and NSUSA, affiliated companies with common shareholders. Under the terms of the agreements, NSI grants these affiliated companies the right to use the Nu Skin name and distributor network, purchase management services and NSI's products. NSI's transactions with the Entities and the affiliated companies are governed by the agreements described above and include sales of product, and collection of royalty, license, and management fees. The Entities' revenue is derived primarily from transactions with affiliates.

2.    Receivables from affiliates

      The Entities transactions with affiliated companies create receivables, which bear interest at 8%, from these companies. At December 31, 1997, the Entities held net receivables from affiliates as follows (in thousands):


                   NSAP                           $  27,288
                   NSUSA                              7,980
                   NSM                                3,622
                   NSC                                2,397
                   NSG                                  878
                   NSPR                                 560
                                                  ---------
                                                  $  42,725
                                                  =========

      3. Sale of marketing and distribution rights

      During the year ended December 31, 1996, NSI sold certain marketing and distribution rights to NSAP. These rights were sold for $25,000 of which $10,000 was received during 1997. The remaining $10,000 is due January 15, 1998 and is included in the financial statements as part of the receivables from affiliated companies.

      4. Direct expense reimbursements

      The Entities received $1,698 of direct expense reimbursements from affiliates during the year ended December 31, 1997. These reimbursements are included as a reduction in selling, general, and administrative expenses.


      5.  Transactions with related parties

      The Entities have entered into transactions with the other related parties as follows:

         a.  Purchases of sales aids

          The Entities purchase sales aids from a related party. These purchases totaled approximately $698, during the year ended December 31, 1997. Management believes these purchases were at fair market value.

         b.   Receivables

          The Entities had related party receivables of approximately $607 at December 31, 1997. No allowance for doubtful accounts is considered necessary.

         c.   Shareholder distributors

          Two  major   shareholders  of  the  Entities  have  been   independent
          distributors of the Entities since 1984. These shareholder distributors receive commission payments at the highest level of distributor compensation.


Note I - Employee Benefit Plan

      NSI and NSIMG have established an employees savings plan under section 401(k) of the Internal Revenue Code. This plan covers all employees who are at least 21 years of age, have at least one year of service and work at least 1,000 hours per year. NSI and NSIMG match 100% of the first 2% of employee contributions and 50% of the next 2% of employee contributions up to 3% of the employee salary. NSI and NSIMG's matching contributions vest at a rate of 25% per year. NSI and NSIMG also may contribute a discretionary amount to the plan. This discretionary amount vests from 20% after 3 years to 100% after 7 years. NSI and NSIMG contributed approximately $474 during the year ended December 31, 1997.


Note J - Stock Purchase Agreement

      The shareholders and certain of the Entities have entered into a stock purchase agreement whereby, upon the death of a shareholder, the Entities are obligated to purchase the shares from the shareholder's estate at market value. The commitment under such arrangement is partially funded by shareholders' insurance policies owned by the Entities.

Note K - Long-Term Obligations To Shareholders

      On December 31, 1997, certain of the Entities entered into agreements with the S Corporation shareholders of the respective Entities whereby the accumulated and previously undistributed earnings of the Entities were distributed to the shareholders according to their proportionate holdings. The distributions were in the form of 8% notes payable with payments of $1,621 plus accrued interest due monthly, and mature on December 31, 2004. The notes are not collateralized.


      Aggregate   maturities  of  long-term   obligations  are  as  follows  (in
      thousands):

           Year ending December 31,
              1999                                   $   19,457
              2000                                       19,457
              2001                                       19,457
              2002                                       19,457
              Thereafter                                 38,915
                                                     ----------
              Long-term portion                         116,743
              Current portion (due in 1998)              19,457
                                                     ----------
                    Total                            $  136,200
                                                     ==========


Note L - Income Taxes

      The Entities operating outside the United States are required to pay income taxes to the appropriate foreign government on profits derived from sales in those countries. The provision for income taxes represents income taxes paid in foreign countries.

      Income taxes on earnings applicable to the United States are payable personally by the shareholders pursuant to an election under Subchapter S of the Internal Revenue Code. Accordingly, when the Entities have earnings, a provision for United States income taxes will not be provided.

      Pro forma provision for income taxes

      The combined statement of earnings includes a pro forma presentation for income taxes which would have been recorded as if the Entities had been able to file consolidated income taxes returns and had been subject to U.S. federal and state tax laws.

      The pro forma provision for income taxes (benefit) consists of the following (in thousands):


          Current
             Federal                                    $  19,528
             State                                          2,728
             Foreign                                        5,526

          Deferred
             Federal                                       (8,402)
             State                                         (1,173)
             Foreign                                       (2,378)
                                                        ---------
                                                        $  15,829
                                                        =========


      The principal components of pro forma deferred tax assets (liabilities) are as follows (in thousands):


          Depreciation                                  $     416
          Capitalized expenses                              8,256
          Amortization                                     (1,292)
          Uniform capitalization                            2,433
          Foreign exchange transactions                     1,619
          Inventory reserve                                 3,178
          Sale of marketing rights                         (3,739)
          Accrued expenses                                    327
          Capitalized start up costs                        1,209
          Stock incentives                                    372
          All other                                            55
                                                        ---------
                                                        $  12,834
                                                        =========

      A reconciliation of the Entities' pro forma effective tax rate compared to the statutory U.S. federal tax rate is as follows:


          Income taxes at statutory rate                  35.00 %
          State taxes, net of federal benefit              2.36 %
          Tax exempt interest income                      (0.62)%
          Nondeductible expenses                           0.22 %
                                                        ---------
                                                          36.96 %
                                                        =========

Note M - Subsequent Event (unaudited)

      On March 27, 1998, NSAP completed the acquisition of the capital stock of the Entities for $70,000 in convertible preferred stock and long-term notes payable to the shareholders of the Entities totaling approximately $23,700. In addition, contingent upon NSI and NSAP meeting certain earnings growth targets, NSAP may pay up to $25,000 in cash per year over the next four years. Also, as part of the acquisition of the Entities, NSAP assumed the obligation to repay the principal amount of certain promissory notes (Note K).